EXHIBIT 10.8(h)
NEO Salaries 2022
Description of 2022 Salary Rates
for 2021 Named Executive Officers

Annualized salary rates for the executive officers of the First Horizon Corporation who are expected to be named in the executive compensation disclosures of the First Horizon’s 2022 proxy statement in relation to fiscal year 2021 (“2021 Named Executive Officers”) currently are:

NEO Salaries for 2022

Officer Name	2022 Salary Rate
D. Bryan Jordan	$1,060,900
Hope Dmuchowski	600,000
Daryl G. Byrd	1,184,500
Anthony J. Restel	700,000
David T. Popwell	700,000

The annualized rates shown above are those in effect on the date this exhibit is filed with the First Horizon’s Annual Report on Form 10-K. Salary rates generally continue in effect until they are changed.

1	2021 FORM 10-K ANNUAL REPORT